UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

Amplitude, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40817	45-3937349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Third Street, Suite 200

San Francisco, California 94103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 231-2353

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	AMPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 28, 2025, Amplitude, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with KR 201 Third Street Owner, LLC (the “Landlord”), effective as of March 21, 2025, pursuant to which the Company will lease approximately 57,530 square feet of space located at 201 Third Street, San Francisco, California 94103 (the “Premises”). The Company already occupies the Premises pursuant to a sublease between the Company and Postmates, LLC that expires on September 30, 2025 (the “Sublease”).

The term of the Lease will commence on the earlier of (i) October 1, 2025 and (ii) the date following the termination of the Sublease, and will expire on February 28, 2029 (the “Initial Term”). The Company has the option to extend the Lease for one additional three-year term, subject to the terms therein. The monthly base rent due under the Lease shall initially be $225,325.83 per month for the first year and is scheduled to increase by approximately 3% per annum for each subsequent year of the Initial Term. The Company shall not be obligated to pay any base rent until its approximately $2.6 million base rent abatement amount has been fully utilized. The Company also has the right of first offer and the option to expand the Premises to include an additional approximately 30,938 square feet of space, subject to the terms of the Lease. The Landlord has the right to terminate the Lease upon customary events of default. The Company is also required to deliver a standby letter of credit to the Landlord in the amount of $850,000 (the “Letter of Credit”) and maintain the Letter of Credit through the date that is 120 days following the expiration of the Lease.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLITUDE, INC.

Date: April 1, 2025	By:	/s/ Andrew Casey
	Name:	Andrew Casey
	Title:	Chief Financial Officer